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EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of World Marketing, Inc. on Form SB-2 of our report dated October 7, 2005, for World Marketing, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Creason & Associates, P.L.L.C.
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Creason & Associates, P.L.L.C.
Tulsa, Oklahoma

October 11, 2005